Exhibit 10.2

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Termination Agreement”), dated as of December 13, 2024 (the “Effective Date”), is entered into by and between ADIAL PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and ALUMNI CAPITAL LP, a Delaware limited partnership (the “Investor”).

RECITALS

WHEREAS, the Company and the Investor have entered into a new Purchase Agreement, dated as of December 13, 2024 (“2024 Purchase Agreement”), to supersede and replace that certain Purchase Agreement, dated as of May 31, 2023, by and between the Company and the Investor (the “Prior Agreement”); and

WHEREAS, the Company and the Investor desire to terminate the Prior Agreement.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to as follows:

1. Termination. As of the Effective Date, the Prior Agreement shall be deemed terminated and of no further force or effect.

2. No Other Agreements. This Termination Agreement and the 2024 Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter thereof.

3. Counterparts.  This Termination Agreement may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

4. Governing Law. This Termination Agreement shall be deemed to have been made under and shall be governed by the laws of the State of Delaware without regard to the principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be executed as of the Effective Date.

ADIAL PHARMACEUTICALS, INC.

By:	/s/ Cary Claiborne
Name:	Cary Claiborne
Title:	Chief Executive Officer

ALUMNI CAPITAL GP LLC

By:	Ashkan Mapar
Name:	Ashkan Mapar
Title:	Manager